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                                                                      EXHIBIT 11

ELLIS FOSTER
    CHARTERED ACCOUNTANTS

1650 West 1st Avenue
Vancouver, BC Canada  V6J 1G1
Telephone: (604) 737-8117  Facsimile: (604) 714-5916
Website:   www.ellisfoster.com

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CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Registration Statement of Form 20F, being filed by WESTERN WIND ENERGY CORP., of our report dated June 5, 2003, related to the consolidated balance sheets of WESTERN WIND ENERGY CORP. as at January 31, 2003 and 2002 and the related consolidated statements of stockholders' equity, operations and deficit and cash flows for each of the years in the three-year period ended January 31, 2003 and the period January 5, 1998 (inception) to January 31, 2003.



Vancouver, Canada                                    /s/   ELLIS FOSTER.
November 26, 2003                                    ---------------------
                                                     Chartered Accountants


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